Exhibit 99

                          WRITTEN ACTION OF SHAREHOLDER
                                       OF
                        Home Services International, Inc.

We  the   undersigned,   being  the  majority   shareholders  of  Home  Services
International, Inc. by written consent hereby given, do hereby take the following actions as actions of the Shareholder of this Corporation, to wit:

WHEREAS, The directors and officers of this Corporation desire to sign a contract to acquire Internal Command International, Incorporated.

WHEREAS, The directors and officers of this Corporation desire to change the name of this Corporation from Home Services International, Inc. to Internal Hydro International, Inc.;

BE IT RECORDED, that the majority shareholders of this Corporation have voted to approve the acquisition of Internal Command International, Incorporated and changing the name of this Corporation from Home Services International, Inc. to Internal Hydro International, Inc.

Witness the Execution and approval on this 1st day of January 2004.


/s/ Jay Budd
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Jay Budd, Director, President

/s/ Robert E. Lee
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    Robert E. Lee